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                                EXHIBIT (h)(5)(b)
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                                    EXHIBIT A
                  TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
                          GARTMORE VARIABLE INSURANCE
                 TRUST ANDGARTMORE GLOBAL ASSET MANAGEMENT TRUST
                                SEPTEMBER 1, 2000
                            (AS AMENDED JULY 1, 2002)


NAME OF FUND                                         EXPENSE
                                               LIMITATION FOR FUND*
                                                ------------------
Gartmore GVIT Emerging Markets Fund. . . . . .  Class I      1.40%
(formerly Gartmore NSAT Emerging . . . . . . .  Class II     1.40%
Markets Fund). . . . . . . . . . . . . . . . .  Class III    1.40%

Gartmore GVIT International Growth Fund. . . .  Class I      1.25%
(formerly Gartmore NSAT International. . . . .  Class II     1.25%
Growth Fund) . . . . . . . . . . . . . . . . .  Class III    1.25%

Gartmore GVIT Global Leaders Fund. . . . . . .  Class I      1.55%
(formerly Gartmore NSAT Global Leaders Fund)

Gartmore GVIT European Leaders Fund. . . . . .  Class I      1.25%
(formerly Gartmore NSAT European Leaders Fund)  Class II     1.25%
  Class III. . . . . . . . . . . . . . . . . .               1.25%

Gartmore GVIT Global Small Companies Fund. . .  Class I      1.75%
(formerly Gartmore NSAT Global Small
Companies Fund)

Gartmore GVIT OTC Fund . . . . . . . . . . . .  Class I      1.60%
(formerly Gartmore NSAT OTC Fund)

Gartmore GVIT Asia Pacific Leaders Fund. . . .  Class I      1.25%
(formerly Gartmore NSAT Asia Pacific . . . . .  Class II     1.25%
Leaders Fund). . . . . . . . . . . . . . . . .  Class III    1.25%

Gartmore GVIT Global Financial Services Fund .  Class I      1.25%
  Class II . . . . . . . . . . . . . . . . . .               1.25%
  Class III. . . . . . . . . . . . . . . . . .               1.25%

Gartmore GVIT Global Utilities Fund. . . . . .  Class I      1.05%
  Class II . . . . . . . . . . . . . . . . . .               1.05%
  Class III. . . . . . . . . . . . . . . . . .               1.05%

-------------------------
*Effective until July 1, 2003. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

     GARTMORE  VARIABLE  INSURANCE  TRUST

     By:     /s/  Dina  Tantra
     Name:        Dina  Tantra
     Title:       Assistant  Secretary

     GARTMORE  GLOBAL  ASSET  MANAGEMENT  TRUST

     By:     /s/  Kevin  S.  Crossett
     Name:        Kevin  S.  Crossett
     Title:       V.P.-  Associate  General  Counsel


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